Registrant incorporates by reference to Proxy Statement filed on February 27, 2006 (Accession No. 0001193125-06-03892).
A Special Meeting of Shareholders (the "Meeting") of DWS
Global Opportunities Fund (the "Fund") was held on May 5,
2006, at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York 10154. At the Meeting, the
following matters were voted upon by the shareholders (the resulting votes are presented below).
I.	Election of Directors. ("Number of Votes" represents all
funds that are series of DWS Global/International Fund, Inc.)


Number of Votes:

For
Withheld
Henry P.
Becton, Jr.
52,659,682.189
3,062,663.141
Dawn-
Marie
Driscoll
52,589,148.484
3,133,196.846
Keith R.
Fox
52,623,121.469
3,099,223.861
Kenneth C.
Froewiss
52,624,460.924
3,097,884.406
Martin J.
Gruber
52,509,691.342
3,212,653.988
Richard J.
Herring
52,575,945.879
3,146,399.451
Graham E.
Jones
52,450,381.693
3,271,963.637
Rebecca
W. Rimel
52,609,490.997
3,112,854.333
Philip
Saunders,
Jr.
52,459,228.550
3,263,116.780
William N.
Searcy, Jr.
52,551,379.260
3,170,966.070
Jean
Gleason
Stromberg
52,601,338.102
3,121,007.228
Carl W.
Vogt
52,544,896.095
3,177,449.235
Axel
Schwarzer
52,536,885.827
3,185,459.503

II-A.	Approval of an Amended and Restated Investment
Management Agreement.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
7,884,9
82.076
346,014
..191
345,700
..009
2,192,5
13.000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
7,725,3
44.903
505,957
..291
345,394
..082
2,192,5
13.000

III.	Approval of a Revised Fundamental Investment
Restriction Regarding Commodities.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
7,774,7
78.071
438,761
..849
363,156
..356
2,192,5
13.000

The Meeting was reconvened on June 1, 2006, at which time
the following matter was voted upon by the shareholders (the resulting votes are presented below).
IV-C.	Approval of Amended and Restated Articles of
Incorporation. ("Number of Votes" represents all funds that are series of DWS Global/International Fund, Inc.)

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
45,353,
183.439
2,393,3
53.977
2,781,2
81.570
7,820,2
81.000

*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


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